Exhibit 31.1

I, Thomas G. Hood, certify that:

1. I have reviewed this amendment to annual report on Form 10-K/A of Southwall Technologies Inc.; and

2. Based on my knowledge, this amendment does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the annual report


Date:  August 10th, 2004                           /s/  Thomas G. Hood
                                                   -----------------------------
                                                   Thomas G. Hood
                                                   Chief Executive Officer


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